Consent of Independent Registered Public Accounting Firm

The Contract Owners
Fidelity Security Life Insurance Company
LPLA Separate Account One

   and


The Board of Directors
Fidelity Security Life Insurance Company:


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" and to the use of our report dated April 7, 2005, with respect to the statutory financial statements of Fidelity Security Life Insurance Company; to the use of our report dated July 27, 2005, with respect to the 2004 financial statements of Fidelity Security Life Insurance Company LPLA Separate Account One; and to the use of our report dated April 26, 2005, with respect to the 2003 financial statements of Fidelity Security Life Insurance Company LPLA Separate Account One, included in the Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-116593) on Form N-4 and Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8890).


                                       /s/KPMG LLP


Kansas City, MO
November 14, 2005